For Immediate Release: Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
Hilton Grand Vacations Reports
Second Quarter 2026 Results
ORLANDO, Fla. (July 30, 2026) — Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its second quarter 2026 results.
Second Quarter 2026 Results1
•Total contract sales were $810 million.
•Total revenues were $1.358 billion.
◦Total revenues were affected by a net construction deferral of $54 million.
•Net income attributable to stockholders was $12 million and diluted EPS was $0.15.
◦Adjusted net income attributable to stockholders was $72 million and adjusted diluted EPS was $0.89.
◦Net income and Adjusted net income attributable to stockholders were affected by a net construction deferral of $28 million, or $(0.35) per share.
•Adjusted EBITDA attributable to stockholders was $265 million.
◦Adjusted EBITDA attributable to stockholders was affected by a net construction deferral of $28 million.
•During the second quarter, the Company repurchased 3.1 million shares of common stock for $150 million.
◦From July 1 through July 23, 2026, the Company repurchased approximately 488,000 shares for $25 million and currently has $103 million of remaining availability under the 2025 Repurchase Plan.
•The Company is reiterating its prior guidance for the full year 2026 Adjusted EBITDA, excluding deferrals and recognitions of $1.225 billion to $1.265 billion.
“We delivered solid revenue and EBITDA growth in the second quarter driven by healthy tour growth and disciplined cost management,” said Mark Wang, CEO of Hilton Grand Vacations. “During the quarter, we made progress on our strategic priorities by successfully completing our previously announced disposition transaction, expanding our HGV Max membership, and continuing to return capital to shareholders. These achievements reflect the strength of our business model and reinforce our confidence in our long-term growth algorithm of sustainable growth, margin expansion and strong cash flow generation.”
1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of Vacation Ownership Intervals or Vacation Ownership Interests (“VOIs”) under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Overview
For the quarter ended June 30, 2026, diluted EPS was $0.15 compared to $0.25 for the quarter ended June 30, 2025. Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders were $12 million and $265 million, for the quarter ended June 30, 2026, compared to Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders of $25 million and $233 million, for the quarter ended June 30, 2025. Total revenues for the quarter ended June 30, 2026, were $1.358 billion compared to $1.266 billion for the quarter ended June 30, 2025.
Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders for the quarter ended June 30, 2026, included a net construction deferral of $28 million relating to a project under construction in Hawaii. Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders for the quarter ended June 30, 2025, included a net construction deferral of $45 million relating to projects under construction in Hawaii and Japan during the period.
Consolidated Segment Highlights — Second Quarter of 2026
Real Estate Sales and Financing
For the quarter ended June 30, 2026, Real Estate Sales and Financing segment revenues were $809 million, an increase of $49 million compared to the quarter ended June 30, 2025. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $211 million and 26.1%, for the quarter ended June 30, 2026, compared to $176 million and 23.2%, for the quarter ended June 30, 2025. Real Estate Sales and Financing segment revenues in the second quarter of 2026 increased due to a $38 million increase in Sales of VOI, net, and a $18 million increase in financing revenue partially offset by a $7 million decrease in fee-for-service commissions, package sales and other fees.
Real Estate Sales and Financing segment Adjusted EBITDA reflects a net construction deferral of $28 million for the quarter ended June 30, 2026, compared to $45 million net construction deferral for the quarter ended June 30, 2025, both of which reduced reported Adjusted EBITDA attributable to stockholders.
Contract sales for the quarter ended June 30, 2026, decreased $24 million to $810 million compared to the quarter ended June 30, 2025. For the quarter ended June 30, 2026, tours increased by 6.1% and VPG decreased by 8.6% compared to the quarter ended June 30, 2025. For the quarter ended June 30, 2026, fee-for-service contract sales represented 12.8% of contract sales compared to 17.0% for the quarter ended June 30, 2025.
Financing revenues for the quarter ended June 30, 2026, increased by $18 million compared to the quarter ended June 30, 2025. This was driven primarily by an increase in the average outstanding balance of the timeshare financing receivables portfolio and a decrease in the premium amortization of acquired timeshare financing receivables of $4 million.
Resort Operations and Club Management
For the quarter ended June 30, 2026, Resort Operations and Club Management segment revenues were $430 million, an increase of $25 million compared to the quarter ended June 30, 2025. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $154 million and 35.8%, for the quarter ended June 30, 2026, compared to $149 million and 36.8%, for the quarter ended June 30, 2025. Resort Operations and Club Management segment revenues increased primarily due to a $14 million increase in rental revenue and a $6 million increase in resort and club management revenue.
Balance Sheet and Liquidity
Total cash and cash equivalents were $272 million and total restricted cash was $296 million as of June 30, 2026.
As of June 30, 2026, the Company had $4.9 billion of corporate debt, net outstanding with a weighted average interest rate of 5.626% and $2.9 billion of non-recourse debt, net outstanding with a weighted average interest rate of 5.035%.
As of June 30, 2026, the Company’s liquidity position consisted of $272 million of unrestricted cash and $463 million remaining borrowing capacity under the revolving facility.
As of June 30, 2026, the Company had $755 million remaining borrowing capacity under the Timeshare Facility. As of June 30, 2026, the Company had $1.3 billion of notes that were current on payments but not securitized. Of that figure, approximately $719 million could be monetized through either warehouse borrowing or securitization while another $372 million of mortgage notes anticipate being eligible following certain customary milestones such as first payment, deeding and recording.
Free cash flow was $113 million for the quarter ended June 30, 2026, compared to $28 million for the same period in the prior year. Adjusted free cash flow was $180 million for the quarter ended June 30, 2026, compared to $135 million for the same period in the prior year. Adjusted free cash flow for the quarter ended June 30, 2026, and 2025 includes add-backs of $25 million and $53 million, respectively for acquisition and integration related costs.
As of June 30, 2026, the Company’s total net leverage on a trailing 12-month basis was approximately 3.8x.
On July 17, 2026, we refinanced our Term Loan B due 2028 with an amended $850 million Term Loan B due 2033. The Term Loan B pricing remained unchanged at SOFR plus 2.00%.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2026
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs deferrals	$(25)	$(54)	$—	$—	$(79)
Cost of VOI sales deferrals(1)	(2)	(17)	—	—	(19)
Sales and marketing expense deferrals	(5)	(9)	—	—	(14)
Net construction deferrals(2)	$(18)	$(28)	$—	$—	$(46)

Net income attributable to stockholders	$66	$12	$—	$—	$78
Net income attributable to noncontrolling interest	2	3	—	—	5
Net income	68	15	—	—	83
Interest expense	73	70	—	—	143
Income tax expense	6	8	—	—	14
Depreciation and amortization	71	71	—	—	142
EBITDA	218	164	—	—	382
Other loss (gain), net	1	—	—	—	1
Share-based compensation expense	11	25	—	—	36
Acquisition and integration-related	12	14	—	—	26
Loss on sale and impairment	—	48	—	—	48
Other adjustment items(3)	9	18	—	—	27
Adjusted EBITDA	251	269	—	—	520
Adjusted EBITDA attributable to noncontrolling interest	2	4	—	—	6
Adjusted EBITDA attributable to stockholders	$249	$265	$—	$—	$514

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2025
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs deferrals	$(126)	$(82)	$(99)	$(61)	$(368)
Cost of VOI sales deferrals(1)	(37)	(23)	(26)	(19)	(105)
Sales and marketing expense deferrals	(21)	(14)	(16)	(10)	(61)
Net construction deferrals(2)	$(68)	$(45)	$(57)	$(32)	$(202)

Net (loss) income attributable to stockholders	$(17)	$25	$25	$48	$81
Net income attributable to noncontrolling interest	5	3	5	5	18
Net (loss) income	(12)	28	30	53	99
Interest expense	77	79	79	76	311
Income tax expense	6	15	15	40	76
Depreciation and amortization	67	59	67	80	273
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	—	—	1
EBITDA	138	182	191	249	760
Other (gain) loss, net	(6)	(4)	3	—	(7)
Share-based compensation expense	12	23	19	10	64
Acquisition and integration-related	28	26	24	20	98
Loss on sale and impairment	—	1	1	1	3
Other adjustment items(3)	13	10	11	17	51
Adjusted EBITDA	185	238	249	297	969
Adjusted EBITDA attributable to noncontrolling interest	5	5	4	5	19
Adjusted EBITDA attributable to stockholders	$180	$233	$245	$292	$950
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges, other non-cash items and amortization of premiums and discounts resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on July 30, 2026, at 9 a.m. (ET) to discuss second quarter results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through Aug. 13, 2026. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#13758080. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.
HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Presentation of Financial Information
Financial information discussed in this press release includes certain non-GAAP financial measures such as Adjusted Net Income or Loss, Adjusted Net Income or Loss Attributable to Stockholders, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Attributable to Stockholders, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow, profits and profit margins for HGV’s key activities - real estate, financing, resort and club management, and rental and ancillary services.
Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.
These non-GAAP financial measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons. The Company believes these additional measures are also important in helping investors understand the performance and efficiency with which we are able to convert revenues for each of these key activities into operating profit, both in dollars and as margins, and are frequently used by securities analysts, investors and other interested parties as one of common performance measures to compare results or estimate valuations across companies in our industry. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company's non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring.

The Company refers to Adjusted EBITDA guidance excluding deferrals and recognitions, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results.
The Company may use its website as a means of disclosing information concerning its operations, results and prospects, including information which may constitute material nonpublic information, and for complying with its disclosure obligations under SEC Regulation FD. Disclosure of such information will be included on the Company's website in the Investor Relations section at https://investors.hgv.com. Accordingly, investors should monitor such section of the Company website, in addition to accessing its press releases, its submissions and filings with the SEC, and its publicly noticed conference calls and webcasts.
About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company and is the exclusive vacation ownership partner of Hilton. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets, and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 720,000 members Club Members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world.
For more information, visit www.corporate.hgv.com. Follow us on Instagram, Facebook, LinkedIn, X (formerly Twitter), Pinterest and YouTube.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains and losses, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
Adjusted EBITDA Attributable to Stockholders is calculated as Adjusted EBITDA, as previously defined, excluding amounts attributable to the noncontrolling interest in Bluegreen/Big Cedar Vacations in which HGV owns a 51% interest (“Big Cedar”).
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS Attributable to Stockholders
Adjusted Net Income, presented herein, is calculated as net income (loss) further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges. Adjusted Net Income Attributable to Stockholders, presented herein, is calculated as Adjusted Net Income, as defined above, excluding amounts attributable to the noncontrolling interest in Big Cedar. Adjusted Diluted EPS, presented herein, is calculated as Adjusted Net Income Attributable to Stockholders, as defined above, divided by diluted weighted average shares outstanding.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted for net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provide useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Non-GAAP Measures within Our Segments
Sales revenue represents sales of VOIs, net, and Fee-for-service commissions earned from the sale of fee-for-service VOIs. Fee-for-service commissions represents Fee-for-service commissions, package sales and other fees, which corresponds to the applicable line item from our condensed consolidated statements of income, adjusted by package sales and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Real estate expense represents costs of VOI sales and Sales and marketing expense, net. Sales and marketing expense, net represents sales and marketing expense, which corresponds to the applicable line item from our condensed consolidated statements of income, adjusted by package sales and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Both fee-for-service commissions and sales and marketing expense, net, represent non-GAAP measures. We present these items net because it provides a meaningful measure of our underlying real estate profit related to our primary real estate activities which focus on the sales and costs associated with our VOIs.
Real estate profit represents sales revenue less real estate expense. Real estate margin is calculated as a percentage by dividing real estate profit by sales revenue. We consider real estate profit margin to be an important non-GAAP operating measure because it measures the efficiency of our sales and marketing spending, management of inventory costs, and initiatives intended to improve profitability.
Financing profit represents financing revenue, net of financing expense, both of which correspond to the applicable line items from our condensed consolidated statements of income. Financing profit margin is calculated as a percentage by dividing financing profit by financing revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our financing business in connection with our VOI sales.
Resort and club management profit represents resort and club management revenue, net of resort and club management expense, both of which correspond to the applicable line items from our condensed consolidated statements of income. Resort and club management profit margin is calculated as a percentage by dividing resort and club management profit by resort and club management revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our resort and club management business that support our VOI sales business.
Rental and ancillary services profit represents rental and ancillary services revenues, net of rental and ancillary services expenses, both of which correspond to the applicable line items from our condensed consolidated statements of income. Rental and ancillary services profit margin is calculated as a percentage by dividing rental and ancillary services profit by rental and ancillary services revenue. We consider this to be an important non-GAAP operating measure because it measures our ability to convert available inventory and unoccupied rooms into revenue and profit by transient rentals, as well as profitability of other services, such as food and beverage, retail, spa offerings and other guest services.
Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10% of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of income due to the requirements for revenue recognition, as well as adjustments for incentives. While we do not record the purchase price of sales of VOI products developed by fee-for-service partners as revenue in our condensed consolidated financial statements, rather recording the commission earned as revenue in accordance with U.S. GAAP, we believe contract sales to be an important operational metric, reflective of the overall volume and pace of sales in our business and believe it provides meaningful comparability of HGV’s results the results of our competitors which may source their VOI products differently. HGV believes that the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric; additional information regarding the split of contract sales, is included in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Quarterly Report on form 10-Q for the period ended June 30, 2026.
Developed Inventory refers to VOI inventory that is sourced from projects developed by HGV.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is or will be contributed to a trust.
Net Owner Growth (“NOG”) represents the year-over-year change in membership.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. HGV considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Cash and cash equivalents	$272	$239
Restricted cash	296	332
Accounts receivable, net	312	270
Timeshare financing receivables, net	3,591	3,115
Inventory	2,546	2,522
Property and equipment, net	899	859
Operating lease right-of-use assets, net	63	72
Investments in unconsolidated affiliates	20	63
Goodwill	1,986	1,985
Intangible assets, net	1,592	1,670
Other assets	657	410
TOTAL ASSETS	$12,234	$11,537

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$1,169	$1,018
Advanced deposits	228	228
Debt, net	4,876	4,545
Non-recourse debt, net	2,896	2,716
Operating lease liabilities	79	89
Deferred revenues	864	637
Deferred income tax liabilities	864	864
Total liabilities	10,976	10,097
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 78,017,947 shares issued and outstanding as of June 30, 2026, and 83,133,678 shares issued and outstanding as of December 31, 2025	1	1
Additional paid-in capital	1,230	1,276
Accumulated (deficit) retained earnings	(101)	34
Accumulated other comprehensive loss	(28)	(22)
Total stockholders' equity	1,102	1,289
Noncontrolling interest	156	151
Total equity	1,258	1,440
TOTAL LIABILITIES AND EQUITY	$12,234	$11,537

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Sales of VOIs, net	$507	$469	$962	$847
Fee-for-service commissions, package sales and other fees	158	165	319	307
Financing	144	126	282	251
Resort and club management	189	183	374	366
Rental and ancillary services	210	195	407	382
Cost reimbursements	150	128	299	261
Total revenues	1,358	1,266	2,643	2,414
Expenses
Cost of VOI sales	38	38	83	63
Sales and marketing	482	479	919	904
Financing	58	54	109	109
Resort and club management	61	56	120	110
Rental and ancillary services	220	203	436	409
General and administrative	67	58	116	104
Acquisition and integration-related	14	26	26	54
Depreciation and amortization	71	59	142	126
License fees	58	52	111	101
Loss on sale and impairment	48	1	48	1
Cost reimbursements	150	128	299	261
Total operating expenses	1,267	1,154	2,409	2,242
Interest expense	(70)	(79)	(143)	(156)
Equity in earnings from unconsolidated affiliates	2	6	7	11
Other gain (loss), net	—	4	(1)	10
Income before income taxes	23	43	97	37
Income tax expense	(8)	(15)	(14)	(21)
Net income	15	28	83	16
Net income attributable to noncontrolling interest	3	3	5	8
Net income attributable to stockholders	$12	$25	$78	$8
Earnings per share attributable to stockholders(1):
Basic	$0.15	$0.26	$0.97	$0.09
Diluted	$0.15	$0.25	$0.95	$0.08
(1)Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating Activities
Net income	$15	$28	$83	$16
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71	59	142	126
Amortization of deferred financing costs, acquisition premiums and other	16	18	31	37
Provision for loan losses	122	101	211	180
Loss on sale and impairment	48	1	48	1
Other (gain) loss, net	—	(4)	1	(10)
Share-based compensation	25	23	36	35
Deferred income tax expense	—	—	—	6
Equity in earnings from unconsolidated affiliates	(2)	(6)	(7)	(11)
Return on investment in unconsolidated affiliates	6	—	7	5
Net changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(25)	(63)	(28)	(123)
Timeshare financing receivables	(189)	(131)	(302)	(224)
Inventory	(6)	(30)	(17)	(63)
Purchases and development of real estate for future conversion to inventory	(14)	(9)	(29)	(61)
Other assets	163	169	(249)	(222)
Accounts payable, accrued expenses and other	(129)	(123)	109	99
Advanced deposits	(6)	(1)	(1)	9
Deferred revenue	39	30	227	299
Net cash provided by operating activities	134	62	262	99
Investing Activities
Acquisitions, net of cash and restricted cash acquired	(100)	—	(100)	—
Capital expenditures for property and equipment (excluding inventory)	(3)	(15)	(9)	(29)
Software capitalization costs	(18)	(19)	(32)	(37)
Net cash used in investing activities	(121)	(34)	(141)	(66)
Financing Activities
Proceeds from debt	530	782	1,285	1,427
Proceeds from non-recourse debt	884	940	1,469	1,690
Repayment of debt	(423)	(701)	(968)	(1,507)
Repayment of non-recourse debt	(842)	(886)	(1,594)	(1,511)
Payment of debt issuance costs	(13)	(6)	(13)	(13)
Repurchase and retirement of common stock	(150)	(150)	(300)	(300)
Payment of withholding taxes on vesting of restricted stock units	(4)	(1)	(18)	(8)
Proceeds from employee stock plan purchases	8	8	8	8
Proceeds from stock option exercises	18	2	19	2
Other	(1)	—	(3)	(1)
Net cash provided by (used in) financing activities	7	(12)	(115)	(213)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(4)	6	(9)	6
Net increase (decrease) in cash, cash equivalents and restricted cash	16	22	(3)	(174)
Cash, cash equivalents and restricted cash, beginning of period	552	570	571	766
Cash, cash equivalents and restricted cash, end of period	568	592	568	592
Less: Restricted Cash	296	323	296	323
Cash and cash equivalents	$272	$269	$272	$269

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$134	$62	$262	$99
Capital expenditures for property and equipment	(3)	(15)	(9)	(29)
Software capitalization costs	(18)	(19)	(32)	(37)
Free Cash Flow	$113	$28	$221	$33
Non-recourse debt activity, net	42	54	(125)	179
Acquisition and integration-related	14	26	26	54
Other adjustment items(1)	11	27	21	53
Adjusted Free Cash Flow	$180	$135	$143	$319
(1)Includes capitalized acquisition and integration-related costs.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Real estate sales and financing	$809	$760	$1,563	$1,405
Resort operations and club management	430	405	832	796
Total segment revenues	1,239	1,165	2,395	2,201
Cost reimbursements	150	128	299	261
Intersegment eliminations	(31)	(27)	(51)	(48)
Total revenues	$1,358	$1,266	$2,643	$2,414

HILTON GRAND VACATIONS INC.
SEGMENT ADJUSTED EBITDA AND ADJUSTED EBITDA ATTRIBUTABLE TO STOCKHOLDERS
TO NET INCOME ATTRIBUTABLE TO STOCKHOLDERS
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to stockholders	$12	$25	$78	$8
Net income attributable to noncontrolling interest	3	3	5	8
Net income	15	28	83	16
Interest expense	70	79	143	156
Income tax expense	8	15	14	21
Depreciation and amortization	71	59	142	126
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	—	1
EBITDA	164	182	382	320
Other (gain) loss, net	—	(4)	1	(10)
Share-based compensation expense	25	23	36	35
Acquisition and integration-related	14	26	26	54
Loss on sale and impairment	48	1	48	1
Other adjustment items(1)	18	10	27	23
Adjusted EBITDA	269	238	520	423
Adjusted EBITDA attributable to noncontrolling interest	4	5	6	10
Adjusted EBITDA attributable to stockholders	$265	$233	$514	$413

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$211	$176	$422	$309
Resort operations and club management(2)	154	149	282	282
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	2	7	7	12
License fees	(58)	(52)	(111)	(101)
General and administrative(3)	(40)	(42)	(80)	(79)
Adjusted EBITDA	269	238	520	423
Adjusted EBITDA attributable to noncontrolling interest	4	5	6	10
Adjusted EBITDA attributable to stockholders	$265	$233	$514	$413
Adjusted EBITDA profit margin	19.8%	18.8%	19.7%	17.5%
EBITDA profit margin	12.1%	14.4%	14.5%	13.3%
(1)Includes costs associated with restructuring, one-time charges, other non-cash items and the amortization of fair value premiums and discounts resulting from purchase accounting
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Tour flow	239,064	225,222	428,510	399,747
VPG	$3,372	$3,690	$3,551	$3,874
Owned contract sales mix	87.2%	83.0%	85.3%	83.7%
Fee-for-service contract sales mix	12.8%	17.0%	14.7%	16.3%

Contract sales	$810	$834	$1,529	$1,555
Adjustments:
Fee-for-service sales(1)	(104)	(142)	(224)	(253)
Provision for financing receivables losses	(122)	(95)	(211)	(167)
Reportability and other:
Net (deferrals) recognitions of sales of VOIs under construction(2)	(54)	(82)	(79)	(208)
Other(3)	(23)	(46)	(53)	(80)
Sales of VOIs, net	$507	$469	$962	$847
Plus:
Fee-for-service commissions	64	84	135	152
Sales revenue	571	553	1,097	999

Cost of VOI sales	38	38	83	63
Sales and marketing expense, net	388	398	735	749
Real estate expense	426	436	818	812
Real estate profit	$145	$117	$279	$187
Real estate profit margin(4)	25.4%	21.2%	25.4%	18.7%

Reconciliation of fee-for-service commissions:
Fee-for-service commissions, package sales and other fees	$158	$165	$319	$307
Less: Package sales and other fees(5)	(94)	(81)	(184)	(155)
Fee-for-service commissions	$64	$84	$135	$152

Reconciliation of sales and marketing expense:
Sales and marketing expense	$482	$479	$919	$904
Less: Package sales and other fees(5)	(94)	(81)	(184)	(155)
Sales and marketing expense, net	$388	$398	$735	$749
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net impact related to deferrals of revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including sales incentives and amounts in rescission.
(4)Excluding the package sales and other fees adjustment, Real Estate profit margin was 21.8% and 18.5% for the three months ended June 30, 2026 and 2025, and 21.8% and 16.2% for the six months ended June 30, 2026 and 2025.
(5)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Interest income	$137	$122	$265	$245
Other financing revenue	11	12	24	22
Premium amortization of acquired timeshare financing receivables	(4)	(8)	(7)	(16)
Financing revenue	144	126	282	251
Consumer financing interest expense	37	26	69	55
Other financing expense	19	26	37	51
Amortization of acquired non-recourse debt discounts and premiums, net	2	2	3	3
Financing expense	58	54	109	109
Financing profit	$86	$72	$173	$142
Financing profit margin	59.7%	57.1%	61.3%	56.6%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for members)

	June 30,
	2026	2025
Total members	721,896	724,306

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Club management revenue	$72	$70	$142	$142
Resort management revenue	117	113	232	224
Resort and club management revenues	189	183	374	366
Club management expense	24	21	46	41
Resort management expense	37	35	74	69
Resort and club management expenses	61	56	120	110
Resort and club management profit	$128	$127	$254	$256
Resort and club management profit margin	67.7%	69.4%	67.9%	69.9%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Rental revenues	$194	$180	$377	$354
Ancillary services revenues	16	15	30	28
Rental and ancillary services revenues	210	195	407	382
Rental expenses	207	191	411	386
Ancillary services expense	13	12	25	23
Rental and ancillary services expenses	220	203	436	409
Rental and ancillary services profit	$(10)	$(8)	$(29)	$(27)
Rental and ancillary services profit margin	(4.8)%	(4.1)%	(7.1)%	(7.1)%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Sales of VOIs, net	$507	$469	$962	$847
Fee-for-service commissions, package sales and other fees	158	165	319	307
Financing revenue	144	126	282	251
Real estate sales and financing segment revenues	809	760	1,563	1,405
Cost of VOI sales	(38)	(38)	(83)	(63)
Sales and marketing expense	(482)	(479)	(919)	(904)
Financing expense	(58)	(54)	(109)	(109)
Marketing package stays	(31)	(27)	(51)	(48)
Share-based compensation	6	5	10	9
Other adjustment items	5	9	11	19
Real estate sales and financing segment adjusted EBITDA	$211	$176	$422	$309
Real estate sales and financing segment adjusted EBITDA profit margin	26.1%	23.2%	27.0%	22.0%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Resort and club management revenues	$189	$183	$374	$366
Rental and ancillary services	210	195	407	382
Marketing package stays	31	27	51	48
Resort and club management segment revenues	430	405	832	796
Resort and club management expenses	(61)	(56)	(120)	(110)
Rental and ancillary services expenses	(220)	(203)	(436)	(409)
Share-based compensation	4	3	5	5
Other adjustment items	1	—	1	—
Resort and club segment adjusted EBITDA	$154	$149	$282	$282
Resort and club management segment adjusted EBITDA profit margin	35.8%	36.8%	33.9%	35.4%

HILTON GRAND VACATIONS INC.
ADJUSTED NET INCOME ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO STOCKHOLDERS (Non-GAAP)
(in millions except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to stockholders	$12	$25	$78	$8
Net income attributable to noncontrolling interest	3	3	5	8
Net income	15	28	83	16
Income tax expense	8	15	14	21
Net income before income taxes	23	43	97	37
Certain items:
Other (gain) loss, net	—	(4)	1	(10)
Loss on sale and impairment	48	1	48	1
Acquisition and integration-related	14	26	26	54
Other adjustment items(1)	18	10	27	23
Adjusted income before income taxes	103	76	199	105
Income tax expense	(28)	(23)	(40)	(38)
Adjusted net income	75	53	159	67
Net income attributable to noncontrolling interest	3	3	5	8
Adjusted net income attributable to stockholders	$72	$50	$154	$59

Weighted average shares outstanding
Diluted	80.9	92.2	82.3	94.5
Earnings per share attributable to stockholders(2):
Diluted	$0.15	$0.25	$0.95	$0.08
Adjusted diluted	$0.89	$0.54	$1.87	$0.62
(1)Includes costs associated with restructuring, one-time charges, other non-cash items and the amortization of fair value premiums and discounts resulting from purchase accounting.
(2)Earnings per share amounts are calculated using whole numbers.

HILTON GRAND VACATIONS INC.
RECONCILIATION OF NON-GAAP PROFIT MEASURES TO GAAP MEASURE
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to stockholders	$12	$25	$78	$8
Net income attributable to noncontrolling interest	3	3	5	8
Net income	15	28	83	16
Interest expense	70	79	143	156
Income tax expense	8	15	14	21
Depreciation and amortization	71	59	142	126
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	—	1
EBITDA	164	182	382	320
Other (gain) loss, net	—	(4)	1	(10)
Equity in earnings from unconsolidated affiliates(1)	(2)	(7)	(7)	(12)
Loss on sale and impairment	48	1	48	1
License fees	58	52	111	101
Acquisition and integration-related	14	26	26	54
General and administrative	67	58	116	104
Profit	$349	$308	$677	$558

Real estate profit	$145	$117	$279	$187
Financing profit	86	72	173	142
Resort and club management profit	128	127	254	256
Rental and ancillary services profit	(10)	(8)	(29)	(27)
Profit	$349	$308	$677	$558
(1) Excludes impact of interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates of $1 million for the three and six months ended June 30, 2025.